UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2019

FLUENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Vesey Street, 9th Floor New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 669-7272
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	FLNT	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 1, 2019, two subsidiaries of Fluent, Inc. (the "Company"), AdParlor Acquisition, LLC, a Delaware limited liability company, and Fluent Media Canada, Inc., a British Columbia company (together with AdParlor Acquisition, LLC, each a "Buyer" and collectively "Buyers"), completed the previously announced acquisition of substantially all of the assets of AdParlor Holdings, Inc., a Delaware corporation ("AdParlor Holdings"), AdParlor International, Inc., a Delaware corporation ("AdParlor International"), AdParlor Media, Inc., a Delaware corporation ("AdParlor Media US"), and AdParlor Media ULC, a British Columbia unlimited liability company (together with AdParlor Holdings, AdParlor International and AdParlor Media US, each a "Seller" and collectively "Sellers") pursuant to an Asset Purchase Agreement (the "Purchase Agreement") dated June 17, 2019, by and among Buyers, Sellers and v2 Ventures Group LLC, a Delaware limited liability company.

The Buyers paid to Sellers $7,500,000 of cash consideration at closing, subject to adjustments for working capital, indebtedness and transaction expenses and issued a promissory note to Sellers in the principal amount of $2,500,000, in exchange for substantially all of the assets of Sellers. The promissory note is guaranteed by the Company's subsidiary, Fluent, LLC, and will not accrue interest except in the case of default, is payable in two equal installments on the first and second anniversaries of the date of closing and is subject to setoff in respect of certain indemnity and other matters.

The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Purchase Agreement contains representations and warranties by Buyers and Sellers with respect to matters as of specified dates. The representations and warranties: reflect negotiations between the parties to the Purchase Agreement and are not intended as statements of fact to be relied upon by the Company’s stockholders; in certain cases, merely represent risk-allocation decisions among the parties; have been modified or qualified by certain disclosure schedules that have been omitted in accordance with the rules of the Securities and Exchange Commission; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. As such, the representations and warranties are solely for the benefit of the parties to the Purchase Agreement and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Purchase Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and the Company’s stockholders should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

In connection with this transaction, the Securities and Exchange Commission, pursuant to its authority under Rule 3-13 under Regulation S-X, has permitted the Company to omit Sellers’ financial statements required by Rule 3-05 under Regulation S-X and pro forma information related to this transaction pursuant to Article 11 of Regulation S-X. As a result, the Company will not provide such financial statements under Item 9.01(a) and (b) of Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant.

The disclosure in Item 2.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1
Purchase Agreement, dated June 17, 2019, by and among AdParlor Acquisition, LLC, Fluent Media Canada, Inc., AdParlor Holdings, Inc., AdParlor International, Inc., AdParlor Media, Inc., AdParlor Media ULC, and V2Ventures Group LLC.*†

* Schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission or its staff upon request.

† Previously filed as an exhibit to Form 8-K on June 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fluent, Inc.

July 8, 2019	By:	/s/ Ryan Schulke
	Name:	Ryan Schulke
	Title:	Chief Executive Officer